EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref	RHT/628018-000001/16446973V1
Direct tel	+852 3690 7537
Email	ray.tso@maples.com

Fanhua Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

April 28, 2021

Dear Sirs

Re: Fanhua Inc. (the “Company”)

We consent to the reference to our firm under the headings “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” and “Item 16G. Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020, which will be filed with the United States Securities and Exchange Commission in the month of April 2021.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP